                                                                   EXHIBIT 3.B

        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]

                        CONSENT OF JAMES BERNSTEIN, ESQ.


                                 April 19, 2001


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

           I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus included in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 for certain flexible premium variable life insurance policies issued through Providentmutual Variable Life Separate Account of Providentmutual Life and Annuity Company of America (File No. 333-67775).


                                                       /s/ James Bernstein
                                                       -----------------------
                                                       James Bernstein
                                                       Assistant Secretary